UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

CTM MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-4831346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Largo Drive South, Stamford, CT 06907
(Address of principal executive offices, zip code)

(203) 323-5161
 (Registrant’s telephone number, including area code)

With copies to:

CTM Media Holdings, Inc. 11 Largo Drive South Stamford, CT 06907	Dov T. Schwell, Esq. c/o Outside Counsel Solutions 1430 Broadway, Suite 1615 New York, NY 10018 (646) 328-0795

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered N/A	Name of each exchange on which registered N/A

Securities registered pursuant to section 12(g) of the Act:
Class A common stock, par value $0.01 per share
Class B common stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

INFORMATION INCLUDED IN INFORMATION STATEMENT
AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Executive Summary” and “Business”
1A.	Risk Factors	“Risk Factors”
2.	Financial Information	“Unaudited Pro Forma Consolidated Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	“Executive Summary” and “Business”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership by Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Executive Compensation”
7.	Certain Relationships and Related Transactions, and Director Independence	“Our Relationship with IDT After the Spin-Off and Related Person Transactions” and “Corporate Governance”
8.	Legal Proceedings	“Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Executive Summary;” “Risk Factors;” “The Spin-Off;” “Dividend Policy;” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Description of Our Capital Stock;” and “Our Relationship with IDT After the Spin-Off and Related Person Transactions”
13.	Financial Statements and Supplementary Data including the Consolidated Financial Statements	“Unaudited Pro Forma Consolidated Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Consolidated Financial Statements”
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits
“Unaudited Pro Forma Consolidated Financial Data”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; Index to Financial Statements” and the financial statements referenced there

(a)        List of Financial Statements

    The following historical and pro forma consolidated financial statements of CTM Media Group are included in the information statement and filed as part of this registration statement on Form 10:

(1)	Audited Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm, as of July 31, 2008 and 2007 and for the years ended July 31, 2008 and 2007;

(2)	Unaudited Consolidated Balance Sheet as of April 30, 2009;

(3)	Unaudited Consolidated Statements of Operations for the nine months ended April 30, 2009 and 2008; and

(4)
Unaudited Pro Forma Consolidated Balance sheet as of April 30, 2009 and Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended April 30, 2009 and for the fiscal year ended July 31, 2008.

(b)        Exhibits

             The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement between IDT Corporation and CTM Media Holdings, Inc.
3.1	Restated Certificate of Incorporation of CTM Media Holdings, Inc.#
3.2	By-Laws of CTM Media Holdings, Inc.
4.1	Specimen common stock certificate of CTM Media Holdings, Inc.
10.1	2009 Stock Option and Incentive Plan*
10.2	Services Agreement between IDT Corporation and CTM Media Holdings, Inc.
10.3	Tax Separation Agreement between IDT Corporation and CTM Media Holdings, Inc.
10.4	Form of Option Agreement (Under the Plan)*
10.5	Form of Deferred Stock Unit Agreement*
10.6	Form of Restricted Stock Agreement (Under the Plan)*
10.7	Form of Restricted Stock Agreement (Outside the Plan)*
10.8	Form of Incentive Stock Option Agreement*
21.1	List of Subsidiaries of CTM Media Holdings, Inc.
23.1	Consent of Zwick & Steinberger, P.L.L.C.
99.1	Preliminary Information Statement of CTM Media Holdings, Inc., subject to completion, dated August 10, 2009

__________________________
# Previously filed.
* Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CTM Media Holdings, Inc.

Dated: August 10, 2009	By:	/s/ Marc Knoller
Name: Marc Knoller
Title: Chief Executive Officer

INDEX TO EXHIBITS
Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement between IDT Corporation and CTM Media Holdings, Inc.
3.1	Restated Certificate of Incorporation of CTM Media Holdings, Inc.#
3.2	By-Laws of CTM Media Holdings, Inc.
4.1	Specimen common stock certificate of CTM Media Holdings, Inc.
10.1	2009 Stock Option and Incentive Plan*
10.2	Services Agreement between IDT Corporation and CTM Media Holdings, Inc.
10.3	Tax Separation Agreement between IDT Corporation and CTM Media Holdings, Inc.
10.4	Form of Option Agreement (Under the Plan)*
10.5	Form of Deferred Stock Unit Agreement*
10.6	Form of Restricted Stock Agreement (Under the Plan)*
10.7	Form of Restricted Stock Agreement (Outside the Plan)*
10.8	Form of Incentive Stock Option Agreement*
21.1	List of Subsidiaries of CTM Media Holdings, Inc.
23.1	Consent of Zwick & Steinberger, P.L.L.C.
99.1	Preliminary Information Statement of CTM Media Holdings, Inc., subject to completion, dated August 10, 2009

__________________________
# Previously filed.
* Management contract or compensatory plan or arrangement